UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2013 (September 3, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 4, 2013, Overland Storage, Inc. (the “Company”) issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended June 30, 2013. The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective on September 3, 2013, Jillian Mansolf, the Senior Vice President of Global Sales and Marketing of the Company no longer serves as an executive officer of the Company. She continues to be employed by the Company as its Senior Vice President of Marketing.

In satisfaction of the disclosure required by Items 401(b) and 401(e) of Regulation S-K, the section of Company’s Proxy Statement, filed with the Securities and Exchange Commission on May 17, 2013, entitled “Information about Our Executive Officers” is incorporated by reference herein. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Mansolf and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Mansolf and the Company that would be required to be reported.

In connection with her change in position, Ms. Mansolf and the Company have entered into an amendment of her offer letter with the Company dated as of June 29, 2009. The amendment provides for her to continue to receive her current base salary of $238,000 and to be eligible to receive a quarterly bonus under the Company’s executive bonus plan commencing October 1, 2013 with a target bonus of $25,500 per quarter. She will no longer be eligible for quarterly commissions earnings after that date. In addition, the installment of her outstanding restricted stock unit award granted by the Company that is eligible to vest on January 15, 2014 will instead vest on January 3, 2014, subject to her continued employment through that date. If the Company terminates her employment at any time without cause, or if she voluntarily terminates her employment for any reason between January 3, 2014 and June 30, 2014, the Company will pay her severance equal to three months of her base salary and reimburse the cost of her COBRA premiums for six months following her termination, subject to her providing a release of claims in favor of the Company. Ms. Mansolf’s retention agreement with the Company, which provided certain severance benefits if her employment terminated in connection with a change in control, has been terminated. The foregoing description is qualified in its entirety by the provisions of the amendment to Ms. Mansolf’s offer letter, which the Company will file with its Form 10-Q for the first quarter of fiscal 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: September 4, 2013	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Senior Vice President, Finance and Chief Financial Officer